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                                                                   Exhibit 10.11



                                    FORM OF

                             LANIER WORLDWIDE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN















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                                TABLE OF CONTENTS

Section                                                                 Page
-------                                                                 ----


sec. 1.  Purpose............................................................1

sec. 2.  Effective Date.....................................................1

sec. 3.  Definitions........................................................1
         3.1      Account...................................................1
         3.2      Authorization.............................................1
         3.3      Board.....................................................1
         3.4      Code......................................................1
         3.5      Eligible Employee.........................................1
         3.6      Exercise Date.............................................2
         3.7      Lanier....................................................2
         3.8      Offering Period...........................................2
         3.9      Option Price..............................................2
         3.10     Participant...............................................2
         3.11     Participating Employer....................................2
         3.12     Plan......................................................2
         3.13     Purchase Period...........................................2
         3.14     Share Limit...............................................2
         3.15     Stock.....................................................2
         3.16     Stock Sales Price.........................................3
         3.17     Subsidiary................................................3

sec. 4.  Offerings..........................................................3

sec. 5.  Stock Available for Options........................................3

sec. 6.  Administration.....................................................4

sec. 7.  Participation......................................................4

sec. 8.  Payroll Deductions.................................................4
         (a)      Initial Authorization.....................................4
         (b)      Amended Authorization.....................................5
         (c)      Voluntary Account Withdrawal..............................5
         (d)      Termination of Employment.................................5
         (e)      Account Credits, General Assets and Taxes.................5
         (f)      No Cash Payments..........................................6

sec. 9.  Granting of Option.................................................6
         (a)      General Rule..............................................6
         (b)      Statutory Limitations.....................................6
         (c)      Available Shares of Stock.................................6




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sec. 10. Exercise of Option.................................................7
         (a)      General Rule..............................................7
         (b)      Automatic Refund..........................................7

sec. 11. Delivery...........................................................7

sec. 12. Transferability....................................................8

sec. 13. Adjustment.........................................................8

sec. 14. Securities Registration............................................8

sec. 15. Amendment or Termination...........................................9

sec. 16. Notices............................................................9

sec. 17. Employment.........................................................9

sec. 18. Withholding........................................................9

sec. 19. Headings, References and Construction.............................10




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                             LANIER WORLDWIDE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


sec. 1.  PURPOSE.

         The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee of Lanier and each Subsidiary in the belief that such ownership will increase his or her interest in the success of Lanier and will provide an additional incentive for him or her to remain in the employ of Lanier or such Subsidiary. Lanier intends that this Plan constitute an "employee stock purchase plan" within the meaning of Code sec. 423 and, further, intends that any ambiguity in this Plan or any related offering be resolved to effect such intent.



sec. 2.  EFFECTIVE DATE.

         This Plan shall be effective as of the date of its adoption by the Board.



sec. 3.  DEFINITIONS.

         The following definitions are applicable to the Plan:

         3.1 ACCOUNT means the separate bookkeeping account that shall be established and maintained by Lanier for each Participant for each Purchase Period to record the payroll deductions made on his or her behalf to purchase Stock under this Plan.

         3.2 AUTHORIZATION means the participation election and payroll deduction authorization form that an Eligible Employee shall be required to properly complete and timely file with Lanier before the end of an Offering Period in order to participate in this Plan for the related Purchase Period.

         3.3 BOARD means the Board of Directors of Lanier.

         3.4 CODE means the Internal Revenue Code of 1986, as amended.

         3.5 ELIGIBLE EMPLOYEE means each employee of Lanier or a Subsidiary except

         (a) an employee who has been employed less than 1 year (within the meaning of Code sec. 423(b)(4)(A)) by Lanier or such Subsidiary,


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         (b) an employee who customarily is employed (within the meaning of Code sec. 423(b)(4)(B)) 20 hours or less per week by Lanier or such Subsidiary,

         (c) an employee who customarily is employed (within the meaning of Code sec. 423(b)(4)(C)) for not more than 5 months in any calendar year by Lanier or such Subsidiary, and

         (d) an employee prohibited under applicable foreign or commonwealth law from participating in this Plan.

         3.6 EXERCISE DATE means for each Purchase Period the last day of such Purchase Period.

         3.7 LANIER means Lanier Worldwide, Inc., a corporation incorporated under the laws of the State of Delaware, and any successor to Lanier Worldwide, Inc.

         3.8 OFFERING PERIOD means (a) the 30-day period that comes before a related Purchase Period or (b) such other period as may be set by Lanier that comes before the related Purchase Period and continues for no more than 30 days.

         3.9 OPTION PRICE means for each Purchase Period the lesser of 85% of the Stock Sales Price on the first day of such Purchase Period or 85% of the Stock Sales Price on the last day of such Purchase Period.

         3.10 PARTICIPANT means for each Purchase Period an Eligible Employee who has satisfied the requirements set forth in sec. 7 for such Purchase Period.

         3.11 PARTICIPATING EMPLOYER means Lanier or a Subsidiary.

         3.12 PLAN means this Lanier Worldwide, Inc. Employee Stock Purchase Plan, as amended from time to time.

         3.13 PURCHASE PERIOD means a 6-month period beginning on the first day of the fiscal year or the first day of the seventh month of the fiscal year as specified by Lanier; provided, however, that Lanier may specify an initial purchase period of less than 6 months.

         3.14 SHARE LIMIT means for each Purchase Period a number of whole shares of Stock (rounding fractions downward) determined by Lanier by dividing $12,500.00 by the Stock Sales Price on the first day of such Purchase Period; provided, however, if the initial Purchase Period is less than 6 months, the Share Limit for such initial Purchase Period shall be the quotient obtained by dividing (a) the product of the number of calendar months in such Purchase Period and $2083.00 by (b) the Stock Sales Price on the first day of the initial Purchase Period.

         3.15 STOCK means the common stock of Lanier, together with the associated preferred stock purchase rights.



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         3.16 STOCK SALES PRICE means the closing price of a share of Stock on a particular day as such price is reported in THE WALL STREET JOURNAL or in any successor to THE WALL STREET JOURNAL or, if there is no such successor, any similar trade publication selected by Lanier; provided, if no such price is so reported for such day, the closing price on such day shall be deemed to be the closing price of a share of Stock that was so reported on the immediately preceding business day and, if no such price is so reported for such preceding business day, the closing price on such day shall be determined in good faith by Lanier.

         3.17 SUBSIDIARY means Lanier Professional Services, Inc. and each other corporation (a) that is in an unbroken chain of corporations beginning with Lanier in which each corporation in such chain (except for the last corporation in such chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and
(b) that has been designated as eligible to participate in this Plan jointly by the Chief Executive Officer and the Chief Operating Officer of Lanier.


sec. 4.  OFFERINGS.

         Options to purchase shares of Stock shall be offered to Participants in accordance with this Plan from time to time at the discretion of Lanier; provided, however, there shall be no more than one Offering Period in effect at any time and no more than one Purchase Period in effect at any time.



sec. 5.  STOCK AVAILABLE FOR OPTIONS.

         There shall be 500,000 shares of Stock available under this Plan, which shares of Stock may be reserved to the extent that Lanier deems appropriate from authorized but unissued shares of Stock, and from shares of Stock that have been reacquired by Lanier (treasury shares), or may be purchased by Lanier on the open market. Such shares of Stock shall be available for purchase from Lanier upon the exercise of options granted under sec. 9, and any shares of Stock that are subject to options granted as of the first day of a Purchase Period but which are not purchased on the related Exercise Date shall again become available under this Plan.


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sec. 6.  ADMINISTRATION.

         Lanier shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret this Plan and to take such other action in connection with such administration as Lanier deems necessary or equitable under the circumstances. Lanier also shall have the power to delegate to a third party administrator, or to any other person or entity, the duty to perform such administrative functions as Lanier deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to Lanier for such function. Any action or inaction by or on behalf of Lanier under this Plan shall be final and binding on each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Employee or Participant under this Plan.



sec. 7.  PARTICIPATION.

         Each person who is an Eligible Employee on the first day of an Offering Period shall satisfy the requirements to be a Participant in this Plan for the related Purchase Period if

                  (a) he or she properly completes and files an Authorization with Lanier on or before the last day of such Offering Period to purchase shares of Stock pursuant to the option granted under sec. 9, and

                  (b) his or her employment as an Eligible Employee continues throughout the period that begins on the first day of such Offering Period and ends on the first day of the related Purchase Period.

Employment as an Eligible Employee shall not be treated as interrupted by a transfer directly between Lanier and any Subsidiary or between one Subsidiary and another Subsidiary. An Authorization shall require an Eligible Employee to provide such information and to take such action as Lanier in its discretion deems necessary or helpful to the orderly administration of this Plan, including specifying (in accordance with sec. 9) his or her payroll deductions to purchase shares of Stock pursuant to the option granted under sec. 9. An Authorization shall remain in effect for subsequent Purchase Periods until amended or revoked.



sec. 8.  PAYROLL DEDUCTIONS.

(a) INITIAL AUTHORIZATION. Each Participant's Authorization made under sec. 7 shall specify a percentage of from 1 to 15% (or such other uniform maximum contribution percentage designated by Lanier prior to an Offering Period), in whole number percentage increments only, of the Participant's compensation from his or her Participating Employer that he or she authorizes his or her Participating Employer to deduct from his or her compensation each pay period during the Purchase Period for which such Authorization is in effect to purchase shares of


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Stock pursuant to the option granted under sec. 9. For purposes of this sec. 8,
"compensation" means base salary and wages paid by the Participant's Participating Employer and other amounts paid by the Participating Employer in cash or cash equivalents that are includible in the Participant's gross income, including overtime payments, commission payments, annual bonuses, and regional and shift differentials, and also includes elective deferrals made by a Participating Employer on behalf of the Participant that are not includible in his or her gross income for federal income tax purposes for such period because they are contributed to a cash or deferred arrangement described in Code sec. 401(k), or because they are contributed to a cafeteria plan described in Code sec. 125, but excludes any payment made under a severance pay plan or program, any payment made in consideration of the Participant's release of claims in favor of a Participating Employer or an affiliate, any foreign or domestic assignment allowance, any contest payments, any expense-related reimbursements (including reimbursements commonly referred to as "Runzheimer" payments), any signing bonuses, any payment made under any long-term incentive plan, compensation received while on an authorized leave of absence, short-term disability payments, and the value of life insurance includible in the Participant's gross income. For purposes of this sec. 8, the "pay period" of a Participant shall be determined in accordance with his or her Participating Employer's standard payroll policies and practices.

         (b) AMENDED AUTHORIZATION. A Participant shall have the right once during any Purchase Period to reduce or cease the payroll deductions that he or she previously had authorized, and such reduction or cessation shall be effective as soon as practicable after Lanier actually receives an amended Authorization to such effect.

         (c) VOLUNTARY ACCOUNT WITHDRAWAL. A Participant may elect to withdraw the entire balance credited to his or her Account for a Purchase Period by completing in writing and filing an amended Authorization with Lanier on or before the Exercise Date for such period. If a Participant makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after such amended Authorization is filed, and no further payroll deductions shall be made on his or her behalf for the remainder of such Purchase Period. If a Participant dies on or before an Exercise Date and Lanier has timely notice of his or her death, Lanier shall deem such Participant to have elected to withdraw the entire balance credited to his or her Account under this sec. 8(c).

         (d) TERMINATION OF EMPLOYMENT. If a Participant's employment as an Eligible Employee terminates on or before the Exercise Date for a Purchase Period for any reason whatsoever, his or her Account shall be distributed as soon as practicable as if he or she had elected to withdraw his or her Account under sec. 8(c) immediately before the date his or her employment had so terminated. In this connection, however, a Participant's change to part-time status subsequent to the commencement of a Purchase Period shall not terminate the Participant's status as an Eligible Employee for such Purchase Period.

         (e) ACCOUNT CREDITS, GENERAL ASSETS AND TAXES. All payroll deductions made for a Participant shall be credited to his or her Account. All payroll deductions shall be held by Lanier, by Lanier's agent or by one, or more than one, Subsidiary (as determined by Lanier) as part of the general assets of Lanier or any such Subsidiary, and each Participant's right to the payroll deductions credited to his or her Account shall be those of a general and unsecured



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creditor. Lanier, Lanier's agent or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

         (f) NO CASH PAYMENTS. A Participant may not make any contribution to his or her Account except through payroll deductions made in accordance with this sec. 8 unless the Participant is prohibited under applicable foreign or commonwealth law (as determined by Lanier) from participating in this Plan via payroll deduction. If a Participant is so prohibited, the Participant's Authorization under sec. 8(a) shall specify a percentage of from 1 to 15% (in whole number percentage increments only) of his or her compensation from his or her Participating Employer that he or she shall pay directly to his or her Participating Employer during the Purchase Period for which such Authorization is in effect to purchase shares of Stock pursuant to the option granted under sec. 9.


sec. 9.  GRANTING OF OPTION.

         (a) GENERAL RULE. Subject to sec. 9(b) and sec. 9(c), each person who is a Participant for a Purchase Period automatically shall be granted an option as of the first day of such Purchase Period to purchase the number of shares of Stock equal to the Share Limit as determined by Lanier for such Purchase Period.

         (b) STATUTORY LIMITATIONS. No option granted by operation of this Plan to any Eligible Employee under sec. 9(a) shall permit his or her rights to purchase shares of Stock under this Plan or under any other employee stock purchase plan (within the meaning of Code sec. 423) or any other shares of stock of Lanier and any of its subsidiaries (within the meaning of Code sec. 424(f)) under any other employee stock purchase plans (within the meaning of Code sec.
423) to accrue (within the meaning of Code sec. 423(b)(8)) at a rate which exceeds $25,000 of the fair market value of such stock for any calendar year. Such fair market value shall be determined as of the first day of the Purchase Period for which the option is granted. In addition, no option may be granted by operation of this Plan to any Eligible Employee under sec. 9(a) if he or she would own (immediately after the grant of such option) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Lanier based on the rules set forth in Code sec. 423(b)(3) and Code sec. 424.

         (c) AVAILABLE SHARES OF STOCK. If the number of shares of Stock available for purchase for any Purchase Period is insufficient to cover the number of shares that Participants have elected to purchase through effective Authorizations, then each Participant's option to purchase shares of Stock for such Purchase Period shall be reduced proportionately (rounding fractional shares downward) based on the ratio of the number of shares of Stock for which such Participant would have been granted an option under sec. 9(a) if sufficient shares were available to the total number of shares of Stock for which options would have been granted to all Participants under sec. 9(a) if sufficient shares were available.


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sec. 10. EXERCISE OF OPTION.

         (a) GENERAL RULE. Unless a Participant files an amended Authorization under sec. 8(c) on or before the Exercise Date for a Purchase Period, his or her option shall be exercised automatically on such Exercise Date for the purchase of as many whole shares of Stock (rounding fractions downward) subject to such option as the balance credited to his or her Account as of that date will purchase at the Option Price for such shares of Stock.

         (b) AUTOMATIC REFUND. If a Participant's Account has a balance remaining after his or her option has been exercised, such balance automatically shall be refunded to the Participant in cash (without interest) as soon as practicable following such Exercise Date (unless such balance only represents the value of a fractional share of Stock, in which case it shall be carried forward in the Participant's Account to the next Purchase Period).


sec. 11. DELIVERY.

         Stock purchased upon the exercise of a Participant's option shall be registered (a) in the Participant's name or, if permissible under applicable law, (b) in the names of the Participant and one such other person as may be designated by the Participant as joint tenants with rights of survivorship (if the Participant so directs on his or her effective Authorization). No stock certificates, however, shall be issued until requested by a Participant or upon termination of employment. If pursuant to sec. 6, Lanier appoints a third party administrator to maintain a bookkeeping account to record the shares of Stock purchased for a Participant under this Plan, and such third party administrator also provides brokerage services, the Participant may request that the third party administrator arrange for the sale (subject to the 1-year limitation on disposition set forth in sec. 12) of any shares of Stock registered to him or her under this Plan; provided, all transaction costs of such sale shall be paid by the Participant. No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Stock subject to an option until such option has been exercised and the related shares of Stock actually have been registered. All cash dividends declared and payable with respect to shares of Stock registered pursuant to this sec. 11 automatically shall be reinvested in Stock, at prevailing market prices and with transaction costs of such reinvestment paid by Lanier, unless stock certificates previously have been issued with respect to such registered Stock.



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sec. 12. TRANSFERABILITY.

         Neither the balance credited to a Participant's Account nor any rights to the exercise of an option or to receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way, by a Participant during his or her lifetime or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that Lanier in its absolute discretion may treat any such action as an election by a Participant to withdraw the balance credited to his or her Account in accordance with sec. 8(c). In addition, no shares of Stock acquired by a Participant upon the exercise of an option under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way, for a period of 1 year following such acquisition by the Participant (other than by will or the laws of descent and distribution) and any attempt to do so shall be without effect.



sec. 13. ADJUSTMENT.

         The number of shares of Stock covered by outstanding options granted pursuant to this Plan and the related Option Price and the number of shares of Stock available under this Plan shall be adjusted by Lanier in an equitable manner (rounding fractional shares downward) to reflect any increase or decrease in the number of issued and outstanding shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of dividends in the form of Stock (but only such a payment with respect to Stock) or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by Lanier. Furthermore, Lanier shall adjust (in a manner that satisfies the requirements of Code sec. 424(a)) the number of shares of Stock available under this Plan and the number of shares of Stock covered by options granted under this Plan (rounding fractional shares downward) and the related Option Price in the event of any corporate transaction described in Code sec. 424(a). An adjustment made under this sec. 13 by Lanier shall be conclusive and binding on all affected persons.



sec. 14. SECURITIES REGISTRATION.

         If Lanier deems it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes any shares of Stock with respect to which an option shall have been exercised under this Plan or to qualify any such shares of Stock for an exemption from any such statutes, Lanier shall take such action at its own expense before delivery of the certificate representing such shares of Stock. If shares of Stock are listed on any national stock exchange at the time an option to purchase shares of Stock is exercised under this Plan, Lanier whenever required shall register shares of Stock for which such option is exercised under the Securities Act of 1933, as amended, and shall make prompt application for the listing on such national stock exchange of such shares, all at the expense of Lanier.


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sec. 15. AMENDMENT OR TERMINATION.

         This Plan may be amended by action taken jointly by the Chief Executive Officer and Chief Operating Officer of Lanier from time to time to the extent that such officers deem necessary or appropriate in light of, and consistent with, Code sec. 423 and the laws of the State of Delaware, and any such amendment shall be subject to the approval of Lanier's shareholders to the extent such approval is required under Code sec. 423, the laws of the State of Delaware, applicable stock exchange requirements, or other applicable law. The Board may terminate this Plan or any offering made under this Plan at any time; provided, however, the Board shall not have the right to modify, amend or cancel any option outstanding after the beginning of a Purchase Period unless
(a) each Participant consents in writing to such modification, amendment or cancellation, (b) such modification or amendment only accelerates the Exercise Date for the related Purchase Period or (c) the Board acting in good faith deems that such action is required under applicable law.



sec. 16. NOTICES.

         All Authorizations and other communications from a Participant to Lanier under, or in connection with, this Plan shall be deemed to have been filed with Lanier when actually received in the form specified by Lanier at the location, or by the person, designated by Lanier for the receipt of such Authorizations and communications.



sec. 17. EMPLOYMENT.

         No offer under this Plan shall constitute an offer of employment, and no acceptance of an offer under this Plan shall constitute an employment agreement. Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and Lanier or any subsidiary of Lanier, including a Subsidiary. Finally, no Eligible Employee shall be induced to participate in this Plan by the expectation of employment or continued employment.



sec. 18. WITHHOLDING.

         A Participating Employer shall be entitled to take whatever action it deems appropriate to satisfy the federal and state tax withholding requirements, if any, which such Participating Employer deems applicable to the disposition of Stock by a Participant prior to the expiration of the holding periods required under Code sec. 423.



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sec. 19.      HEADINGS, REFERENCES AND CONSTRUCTION.

         The headings to sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections (sec.) in this Plan shall be to sections (sec.) of this Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Georgia.